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                                                                    EXHIBIT 10.5

                              SECOND AMENDMENT TO
                         NEWPORT NEWS SHIPBUILDING INC.
                    CHANGE IN CONTROL SEVERANCE BENEFIT PLAN
                               FOR KEY EXECUTIVES



     The Newport News Shipbuilding Inc. Change in Control Severance Benefit Plan for Key Executives (As Amended and Restated Effective March 23, 1999) (the "Plan") is hereby amended, effective as of the date hereof, as follows:


     1. Paragraph A of Section 1 (the definition of "Change in Control") is amended by deleting clause (6)thereof in its entirety and inserting a new clause (6) thereof to read as follows:

          "(6) any person and any of its affiliates or associates becomes the beneficial owner, directly or indirectly, of securities representing forty percent (40%) or more of the combined voting power of the NNS' then outstanding securities having general voting rights; notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to this clause
                 (6) solely because forty percent (40%) or more of the combined voting power of NNS' then outstanding securities having general voting rights is acquired by (x) NNS or one or more NNS Companies (y) an employee benefit plan maintained by NNS or one or more NNS Companies or (z) the trustee of the Amended and Restated Stock Employee Compensation Trust, dated as of August 1, 2000, by and between the Company and Wachovia Bank, N.A., as amended."

     2. Paragraph B of Section 1 (the definition of "Constructive Termination") is amended by revising the last two sentences thereof to read as follows:

          "Notwithstanding anything to the contrary in this Plan, in the event a Change in Control occurs as a result of the Consummation of the Offer (as defined in the Agreement and Plan of Merger among General Dynamics Corporation, Grail Acquisition
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          Corporation and Newport News Shipbuilding Inc., dated as of April 24,
          2001 (the "GD Merger Agreement"), no Constructive Termination under clause (1) above shall be deemed to have occurred prior to the Effective Time (as defined in the GD Merger Agreement) so long as General Dynamics Corporation or the Company has not taken or caused to be taken any affirmative action to diminish the Key Executive's status, position, duties or responsibilities from those in effect immediately prior to the Change in Control. From and after the Effective Time, the immediately preceding sentence shall cease to apply and shall not in any manner limit the right of a Key Executive to claim, upon or following the Effective Time, that a Constructive Termination has occurred under the terms of clause (1) above."


     Full Force and Effect.  Except as expressly amended hereby, the Plan shall
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continue in full force and effect in accordance with the terms thereof on the date hereof.

     Governing Law.  This Amendment shall be governed by and construed in
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accordance with the laws of the Commonwealth of Virginia applicable to agreements made and entirely to be performed within such jurisdiction.



     IN WITNESS WHEREOF, this Amendment is hereby executed this _____ day of ________, 2001.


                                   NEWPORT NEWS SHIPBUILDING INC.



                                   By:_______________________
                                      Vice President, Human
                                      Resources and EH&S


ATTEST:



By:_________________________
Title: